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                                                               EXHIBIT 10.10(d)

                     AMENDMENT NO. 4 TO AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of the 28 day of April, 1998, is made by and among QUESTECH, INC., a Virginia corporation ("QuesTech"), QUESTECH SERVICE COMPANY, a Virginia corporation formerly known as Engineering Resources, Inc. ("QTSC"), QUESTECH PACKAGING, INC., a Virginia corporation ("QTPI"; QuesTech, QTSC and QTPI are referred to individually as an "Original Borrower" and collectively as the "Original Borrowers") and QT INFORMATION SCIENCES CORPORATION, a Virginia corporation ("QTISC"; QuesTech, QTSC, QTPI and QTISC are referred to individually as a "Borrower" and collectively as the "Borrowers"), and FIRST UNION NATIONAL BANK, a national banking association, successor by merger to Signet Bank, a Virginia banking corporation (the "Lender").

                                  RECITALS

A. The Lender and the Original Borrowers entered into an Amended and Restated Loan and Security Agreement dated as of June 3, 1996 (as amended through the date hereof, the "Agreement") pursuant to which the Lender has agreed to extend credit to the Original Borrowers, and the Original Borrowers have agreed to obtain credit from the Lender, on the terms and conditions set forth in such Agreement.

B. The Borrowers have requested that the Lender make certain modifications to the Agreement, including, permitting QTISC to become a Borrower, extending the Termination Date, increasing the Maximum Amount, permitting a higher advance rate with respect to certain government receivables included in the borrowing base, decreasing the unused fee charged with respect to the credit and increasing the tangible net worth requirement for the Borrowers, and the Lender has consented to such request subject to the execution of this Amendment and the satisfaction of the conditions specified herein.

C. The Borrowers and the Lender now desire to execute this Amendment to set forth their agreements with respect to the modifications to the Agreement.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not defined herein are defined in the Agreement.

SECTION 2. Amendments to Agreement. The Agreement is hereby amended as follows:

          2.1 Amendments to Section 1. Section 1 of the Agreement is amended as follows:

          2.1 (a) Borrowing Base. The definition of the term Borrowing Base is restated in its entirety with the following definition:


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          "Borrowing Base" means, at the time in question, the sum of (a) 90% of
Eligible Billed Government Receivables, (b) 80% of Eligible Billed Commercial Receivables, and (c) 85% of Eligible Billed Special Commercial Receivables, all as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(e) or Section 5.8(g) provided, however, that
(i) the Borrowing Base shall be reduced by the Letter of Credit Exposure on the date the Borrowing Base is being calculated, (ii) at all times the Borrowing
Base shall remain subject to verification by the Lender, and (iii) in no event shall the Borrowing Base attributable to the Accounts Receivable described in clause (b) of this definition of "Borrowing Base" exceed One Million and no/100 Dollars ($1,000,000.00).

          2.1(b) Cash Collateral Account. The following sentence is added at the end of the definition of Cash Collateral Account:

          The initial Cash Collateral Account for QTISC is account number 2065202369252.

          2.1(c) Commitment Fee. The definition of the term Commitment Fee is restated in its entirety as follows:

          "Commitment Fee" means the quarterly fee to be paid by the Borrowers to the Lender pursuant to Section 2.5 hereof in consideration of the commitment by the Lender to make Revolving Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment FeeRate in effect for such quarter (or portion thereof) multiplied by the difference between $8,000,000.00 and the sum of the average daily principal balance of the Revolving Loans during such quarter (or applicable portion thereof) plus the average daily face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

          2.1(d) Commitment Fee Rate. The definition of the term Commitment Fee Rate is restated in its entirety as follows:

          "Commitment Fee Rate" means the rate calculated by multiplying one-quarter percent (1/4%) by a fraction, the numerator of which is the number of days in the calendar quarter, or shorter period for which the Commitment Fee Rate is being calculated, and the denominator of which is 360.

          2.1(e) Maximum Amount. The definition of the term Maximum Amount is restated in its entirety as follows:

          "Maximum Amount" means, at any time, the lesser of (a) the difference between Eight Million and no/100 Dollars ($8,000,000.00) and the Letter of Credit Exposure at such time or (b) the then-applicable Borrowing Base.

          2.1(f) Revolving Note. The definition of the term Revolving Note is restated in its entirety as follows:

          "Revolving Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of $8,000,000.00 (as it may be amended, modified, supplemented or replaced from time to time)


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evidencing the obligation of the Borrowers to pay the principal amount of the
Revolving Loans together with interest on the Revolving Loans.

          2.1(g) Termination Date. The definition of Termination Date is hereby restated in its entirety as follows:

          "Termination Date" means May 31, 1999 and any extension or extensions thereof granted by the Lender in its sole discretion.

          2.2 Amendments to Section 2.

          2.2 (a) Amendment to Section 2.1 (c). Section 2.1(c) is restated in its entirety as follows:

     (c) If the Principal Amount exceeds the Maximum Amount, the Borrowers shall immediately prepay the Revolving Loans to the extent necessary to reduce such excess. If after such prepayment the Letter of Credit Exposure exceeds the sum of (a) 90% of Eligible Billed Government Receivables, (b) 80% of Eligible Billed Commercial Receivables, and (c) 85% of Eligible Billed Special Commercial Receivables, all as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(e) or Section 5.8(g), the Borrowers shall immediately deliver to the Lender such additional collateral as the Lender shall deem necessary to adequately secure the Borrowers' obligations with respect to such Letter of Credit Exposure.

          2.3 Amendments to Section 5. Section 5 of the Agreement is amended as follows:

          2.3(a) Amendment to Section 5.12(a). Section 5.12(a) is deleted in its entirety and restated as follows:

               (a) Minimum Tangible Net Worth. As of the ending date of the financial period depicted in each consolidated balance sheet of QuesTech required to be delivered to the Lender under the terms of this agreement (as part of Form 10-Q or 10-K, as applicable), maintain a Tangible Net Worth of at least (i) Three Million Dollars ($3,000,000.00) for each period ending prior to June 30, 1998 and (ii) Three Million Seven Hundred Fifty Thousand and no/100 Dollars ($3,750,000.00) for each period ending on or after June 30, 1998.

SECTION 3. Representations and Warranties of the Borrowers. Each Borrower, jointly and severally, represents and warrants to the Lender that:

               (a) Each Borrower has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with each Borrower's corporate documents;

               (b) This Amendment, together with all documents executed pursuant hereto, shall constitute when executed the valid and legally binding obligations of the Borrowers in accordance with their respective terms;


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               (c) Except with respect to events or circumstances occurring subsequent to the date thereof and known to the Lender, all representations and warranties made in the Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

               (d) Each Borrower's obligations under the Loan Documents remain valid and enforceable obligations, and the execution and delivery of this Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Agreement or any of the other Loan Documents; and

               (e) As of the date hereof, no Borrower has any offsets or defenses against the payment of any of the Obligations.

SECTION 4. Waiver of Claims. As a specific inducement to the Lender without which the Borrowers acknowledge the Lender would not enter into this Amendment and the other documents executed in connection herewith, each Borrower hereby waives any and all claims that it may have against the Lender, as of the date hereof, arising out of or relating to the Agreement or any other Loan Document whether sounding in contract, tort or any other basis.

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Borrowers have executed and completed this Amendment and a Revolving Note in form and substance acceptable to the Lender, have delivered such original, executed documents to the Lender, and have reimbursed the Lender for the Lender's costs and expenses incurred in connection with this Amendment.

SECTION 6. Miscellaneous.

          6.1 Reference To Agreement, Revolving Note and Borrower or Borrowers. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement" and each reference in the other Loan Documents to the Agreement, shall mean and be a reference to the Agreement as amended hereby, each reference in the Agreement and the other Loan Documents to the "Revolving Note" shall mean and be a reference to the Revolving Note executed by the Borrowers and delivered to the Lender pursuant to Section 5 hereof, and each reference to "Borrower" or "Borrowers" shall mean and be a reference to such terms as defined in the preface of this Amendment.

          6.2 Effect on Loan Documents and Accrued and Unpaid Interest, Fees and Other Charges. Except as specifically amended above, the Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, all Collateral given to secure the Obligations of the Borrowers under the Agreement and the other Loan Documents prior to the date hereof does and shall continue to secure all Obligations of the Borrowers under the Agreement, as amended hereby and the other Loan Documents, and, except as provided in the Agreement and the other Loan Documents, no such Collateral shall be released until all conditions to such release as contained in the Loan Documents are satisfied. Any interest, fees and other charges due under the Agreement which have accrued and remain unpaid as of the effective date of this Amendment


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shall be paid on the next succeeding date that any such charge which has accrued on or after the effective date of this Amendment is due under the Agreement, as amended hereby, unless any such charge is discontinued by this Amendment, in which event the Borrowers shall pay the accrued and unpaid portion thereof upon execution of this Amendment.

          6.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          6.4 Costs, Expenses and Taxes. The Borrowers, jointly and severally, agree to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto.

          6.5 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to conflict of law provisions.

          6.6 Assumption of Obligations. As evidenced by its signature below, QTISC hereby assumes all Obligations of the Original Borrowers under the Agreement, as modified hereby.



     IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be signed by their duly authorized representatives under seal all as of the day and year first above written.

                              QUESTECH, INC. a Virginia corporation


ATTEST:                       By:  V. L. Salvatori
                                   ---------------------------------
                                   Vincent L. Salvatori, Chairman

M. P. Rivera
----------------------
Secretary
[corporate seal]


                              QUESTECH SERVICE COMPANY, a Virginia
                              corporation


ATTEST:                       By:  V. L. Salvatori
                                   ---------------------------------
                                   Vincent L. Salvatori, Chairman

M. P. Rivera
----------------------
Secretary
[corporate seal]



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                              QUESTECH PACKAGING, INC., a Virginia
                              corporation




ATTEST:                       By:  V. L. Salvatori
                                   ----------------------------------
                                   Vincent L. Salvatori, Chairman

M. P. Rivera
---------------------
Secretary
[corporate seal]


                              QT INFORMATION SCIENCES
                              CORPORATIONS a Virginia corporation



ATTEST:                       By:  V. L. Salvatori
                                   ----------------------------------
                                   Vincent L. Salvatori, Chairman

M. P. Rivera
---------------------
Secretary
[corporate seal]


                              FIRST UNION NATIONAL BANK, a national banking association, successor by merger to Signet Bank, a Virginia banking corporation


                              By:  Loriana Cipolletti
                                   -----------------------------------
                                   Loriana Cipolletti, Vice President


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